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                                                                    EXHIBIT 23.2



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan of Finisar Corporation of our reports dated June 3, 2003, with respect to the consolidated financial statements of Finisar Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 2003, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Palo Alto, California
December 8, 2003